UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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CYALUME TECHNOLOGIES HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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Preliminary Copy

CYALUME TECHNOLOGIES HOLDINGS, INC.

910 SE 17th Street, Suite 300

Fort Lauderdale, Florida 33316

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Cyalume Technologies Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to written consent of a majority of our stockholders dated January 7, 2015, in lieu of a special meeting of stockholders. The following actions will be effective on or about , 2015:

1.	An amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 150,000,000 shares; and

2.	The adoption of the Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan.

This Notice and the attached Information Statement are being circulated to advise the stockholders of certain actions already approved by written consent of the stockholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors

Zivi Nedivi
Chief Executive Officer

January , 2015

CYALUME TECHNOLOGIES HOLDINGS, INC.

INFORMATION STATEMENT

Unless otherwise noted, references to “Cyalume,” the “Company,” “we,” “our,” or “us” mean Cyalume Technologies Holdings, Inc., a Delaware corporation. Our principal executive offices are located at 910 SE 17th Street, Suite 300, Fort Lauderdale, Florida 33316; telephone: (954) 315-4939.

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are furnishing this Information Statement in connection with action taken by stockholders holding a majority of the outstanding shares of our common stock. On October 7, 2014, our board of directors adopted resolutions proposing and declaring advisable the following actions:

•	an amendment (the “Amendment”) to our Fifth Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 150,000,000 shares; and

•	the adoption of the Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”).

Our board of directors also recommended submitting the Amendment and the Plan to our stockholders for their approval.

There will not be a meeting of stockholders and none is required under Delaware General Corporation Law, or the DGCL, because these actions have been approved by written consent of the holders of a majority of the outstanding shares of our common stock.

This Information Statement is being mailed on or about January , 2015, to the holders of our common stock as of January 7, 2015 (the “Record Date”).

We prepared and distributed this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer or any associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment that is not shared by all other stockholders pro-rata, and in accordance with their respective interests. As determined by our board of directors or the compensation committee of our board of directors, our executive officers and directors will be eligible to receive awards and grants under the Plan.

VOTING AND VOTE REQUIRED

We are not seeking a consent, authorization or proxy from you. Section 228 of the DGCL permits the stockholders of a Delaware corporation to take action without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the corporation’s certificate of incorporation. Approval by the holders of at least a majority of the outstanding shares of our common stock was required to approve the Amendment and the Plan.

As of the close of business on the Record Date, we had outstanding 21,400,244 shares of common stock, par value $.001 per share. Each holder of our common stock on that date was entitled to cast one vote for each share of common stock registered in the holder’s name. In addition, as of the Record Date there were (i) 123,077 shares of our Series A preferred stock, par value $.001 per share (“Series A Preferred Stock”) issued and outstanding, each of which is convertible into shares of our common stock based upon its liquidation value (including accrued dividends) divided by a conversion price of $0.13664587, and (ii) 1,000 shares of our Series B preferred stock, par value $.001 per share (“Series B Preferred Stock”), issued and outstanding, each of which is convertible into 35,713.147 shares of our common stock. Each share of Series A Preferred Stock and Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which the share is convertible. Accordingly, there were the equivalent of 90,581,037 shares of common stock enabled to vote as of the Record Date.

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By written consent dated January 7, 2015, as permitted by Section 228 of the DGCL, stockholders of record representing a majority of shares of common stock enabled to vote as of the Record Date approved the Amendment and the Plan. We are mailing this Information Statement to all stockholders of record as of the Record Date, including those stockholders who did not execute a consent.

The Amendment will become effective upon the filing of a certificate of amendment of our Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. We expect to file the certificate of amendment 20 days after this Information Statement is mailed or as soon as reasonably practicable after the 20th day. A copy of the Amendment is attached to this Information Statement as Exhibit A. The Plan will be deemed adopted 20 days after this Information Statement is mailed. A copy of the Plan attached to this Information Statement as Exhibit B.

NOTICE PURSUANT TO SECTION 228

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Exhibit C to this Information Statement serves as the notice required by Section 228 of the DGCL.

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AMENDMENT TO THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Fifth Amended and Restated Certificate of Incorporation currently authorizes the Company to issue a total of 100,000,000 shares of common stock. October 7, 2014, our Board approved an amendment to the Certificate of Incorporation to authorize an additional 50,000,000 shares of common stock, subject to common stockholder approval.

Under Delaware law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under the Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock and up to 1,000,000 shares of preferred stock.

Upon the filing of the Amendment, Article Fourth of the Certificate of Incorporation will read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 151,000,000 of which 150,000,000 shares shall be common stock of the par value of $.001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock of the par value of $.001 per share (“Preferred Stock”).

(A)      Preferred Stock. The Board is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B)      Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

Purposes of the Amendment

As of December 31, 2014, we had (i) 21,400,244 shares of common stock outstanding, (ii) 124,077 shares of preferred stock outstanding, which shares of preferred stock are currently convertible into an aggregate of 69,114,912 shares of common stock, (iii) approximately 1,053,667 shares of common stock reserved for issuance pursuant to our 2009 Omnibus Securities and Incentive Plan and (iv) approximately 455,514 shares of common stock reserved for issuance upon exercise of outstanding options and warrants. Accordingly, as of that date we had 7,975,663 shares of common stock currently unreserved and available for future use.

Our Board believes it is desirable to increase the number of authorized shares of common stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional authorized shares of common stock could be used for a number of purposes, including corporate financing, public or private offerings of common stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options and other stock-based compensation (including options and other equity awards that may be granted under the Plan). The availability of additional authorized shares of common stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available only if this proposal is approved, other than the adoption of the Plan and the grant of options thereunder. Further, our proposed increase in common stock is not in response to efforts by any party to acquire or gain control of the Company. Such additional authorized shares may be issued for such purposes and for such consideration as our Board may determine without further stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange on which our securities may be listed.

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Effects of the Authorization of Additional Common Stock on Holders of Common Stock

The increase in authorized shares of common stock will not have any immediate effect on the rights of our stockholders. Although the additional authorized shares of common stock will not change the voting rights, dividend rights, liquidation rights or any other stockholder rights, our Board will have the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of any stock exchange on which our securities may be listed. The issuance of additional shares of our common stock will decrease the relative percentage equity ownership of our common stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of the common stock. The holders of our common stock have no preemptive rights and our Board has no plans to grant such rights with respect to any such shares. The authorization of additional shares of common stock could also have an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control or takeover of the Company more difficult or by the issuance of additional shares to certain persons allied with the Company’s management that could make it more difficult to remove such persons.

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APPROVAL OF OUR 2014 EQUITY INCENTIVE PLAN

Description of the Plan

The essential features of the Plan are outlined below. The following description is not complete and is qualified by reference to the full text of the Plan, which is appended to this Information Statement as Exhibit B.

Purpose

Our board of directors adopted the Plan on October 7, 2014, subject to stockholder approval of the Plan. The purpose of the Plan is to assist the Company and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to the Company or its subsidiaries, by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Shares Available for Awards; Annual Per-Person Limitations.

Under the Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery under the Plan (“Awards”) at any time during the term of the Plan will be equal to 10,000,000.

If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.

In the event that any option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from any Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

Substitute Awards will not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company or its subsidiaries prior to such acquisition or combination.

The Plan imposes individual limitations on the amount of certain Awards, in part with the intention to comply with Section 162(m) of the U.S. Internal Revenue Code (the “Code”). Under these limitations, in any fiscal year of the Company during any part of which the Plan is in effect, no participant may be granted stock options, stock appreciation rights, restricted stock, performance shares or other stock-based awards with respect to more than 4,000,000 Shares, in each case, subject to adjustment in certain circumstances. The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option. The maximum number of Shares that may be delivered under the Plan as a result of the exercise of incentive stock options is 10,000,000 Shares, subject to certain adjustments.

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Eligibility

The persons eligible to receive Awards under the Plan are the officers, directors, employees, consultants who provide services to the Company or any subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

Administration

The Plan is to be administered by the compensation committee of the Board, or any other committee designated by the Board to administer the Plan (the “Committee”), provided, however, that except as otherwise expressly provided in the Plan, Board may elect to exercise any power or authority granted to the Committee under the Plan. Subject to the terms of the Plan, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any subsidiary or any participant or beneficiary, or any transferee under the Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per share of an ISO may not be less than 100% of the fair market value of a Share on the date the option is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the Plan to be paid in cash, Shares, other Awards or other property (including loans to participants).

The Company may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights”, under the Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

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Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance Awards, which may be settled by delivery of Shares, to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award, provided, however, that a performance period shall not be shorter than 12 months nor longer than five years.

Unless otherwise specified by the Committee, the provisions that are intended to qualify Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code will apply to any performance Award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” (as defined below). The term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the highest compensated officers of the Company (other than the Company’s chief executive officer or principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that the foregoing provisions of the Plan are to be applicable to any Award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for subsidiaries, or for business or geographical units of the Company and/or a subsidiary (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for Awards under the Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a Share. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Performance goals for Awards intended to comply with Section 162(m) of the Code must be established not later than 90 days after the beginning of the performance period applicable to the performance Awards or at such other date as may be required for performance-based compensation treatment under Section 162(m) of the Code.

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After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any participant will be subject to all terms and conditions of the Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Awards under the Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of the Company, as defined in the Plan, and only to the extent provided in any employment or other agreement between the participant and the Company or any Related Entity, or in any Award agreement, or to the extent otherwise determined by the Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or an other stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

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Except as otherwise provided in any employment or other agreement for services between the participant and the company or any subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Award will not be accelerated as described above, if either (i) the Company is the surviving entity in the “change in control” and the Award continues to be outstanding after the “change in control” on substantially the same terms and conditions as were applicable immediately prior to the “change in control,” or (ii) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance the terms of the Plan. Notwithstanding the foregoing, if provided in an Award agreement, in the event a participant’s employment is terminated without “cause” by the Company or any subsidiary or by such successor company, as such term is defined in the Plan, within 24 months following such “change in control,” each Award held by such participant at the time of the “change in control” will be accelerated as described above.]

Subject to any limitations contained in the Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the Plan to participants designated by the Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.”

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards without the consent of shareholders or participants or beneficiaries, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (ii) termination of the Plan by the Board, or (iii) October 7, 2024. Awards outstanding upon expiration of the Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

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Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the Plan. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

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The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company generally is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights

The Company may grant stock appreciation rights, separate from any other Award, which we refer to as Stand-Alone stock appreciation rights, or Tandem stock appreciation rights, under the Plan. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.

With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

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Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that Awards granted to participants under the Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the Committee may, in its discretion, grant Awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that Awards under the Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code.

Section 409A of the Code

The Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.

Plan Benefits

As of the date hereof, the Committee has granted options under the Plan exercisable for a total of 2,676,582 shares of our common stock, subject to the effectiveness of the adoption of the Plan. Of these, options have been granted to our current directors and executive officers exercisable for the following number of shares:

Andrew Intrater	50,000
Jason Epstein	57,500
John Meyer	165,000
Thomas Rebar	137,500
Yaron Eitan	97,500
Ji Ham	20,000
Jamie Schleck	20,000
Michael Barry	20,000
Michael Bielonko	324,749
All directors as a group	567,500
All executive officers as a group	324,749

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The Committee will make future Awards at its discretion, and we therefore cannot determine the number of options and other Awards that may be awarded in the future to eligible participants (including our executive officers, directors, our executive officers as a group or all of our employees as a group, excluding executive officers).

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EXECUTIVE COMPENSATION

Overview

Our executive officers are: Zivi Nedivi, who was appointed our Chief Executive Officer on April 2, 2012, Dale Baker, who has been Chief Operating Officer since September 10, 2012 and Michael Bielonko, who has been Chief Financial Officer, Treasurer and Secretary since October 10, 2013.

Compensation Philosophy

The overriding goal of our executive compensation program is to recruit and retain key executives and motivate them to achieve maximum results. To this end, we design and manage our programs with the following objectives in mind:

☐	Generating significant stockholder value, while practicing good corporate governance,

☐	Maximizing the alignment between our short-term and long-term results and executive pay, and

☐	Providing market-competitive compensation, while considering our financial resources.

Administration of Executive Compensation Programs

In January 2009, we formed a Compensation Committee of the Board of Directors comprised of three outside, independent Directors which will administer all compensation programs for its officers, key employees, and outside Directors. This Committee works with management to design key compensation policies and programs, as well as sound governance practices, to ensure that our compensation programs reflect best practices and strongly contribute to our growth and success. The named Executive Officers have all entered into employment agreements.

The compensation for senior executives is comprised of four elements: a base salary, an annual performance bonus, equity awards and benefits. On March 3, 2009, our Board of Directors adopted the Cyalume Technologies Holdings, Inc. 2009 Omnibus Securities and Incentive Plan (the “2009 Plan”), which applies to employees and Directors, and which is administered by the Compensation Committee. Awards granted pursuant to the 2009 Plan are described below. On October 7, 2014, our Board adopted the Plan, as described above.

In developing salary ranges, potential bonus payouts, equity awards and benefit plans, the Compensation Committee takes into account: 1) competitive compensation among comparable companies and for similar positions in the market, 2) relevant incentives and rewards for senior management for improving stockholder value while building us into a successful company, 3) individual performance, 4) how best to retain key executives, 5) our overall performance, 6) our ability to pay and 7) other relevant factors.

All of our executives were involved in decisions relating to their compensation. We believe that executives are fairly compensated.

Employment Agreements

The following discussion summarizes the material terms of current employment agreements with our Executive Officers:

Zivi Nedivi The Company, CTI and East Shore Ventures, LLC (the “Consultant”), a limited liability company owned by Mr. Nedivi, entered into a services agreement, effective April 2, 2012, which provides that Mr. Nedivi will serve as the Company’s Chief Executive Officer and member of the Company’s board of directors. The agreement has an initial term of three years and continues for successive one-year periods unless terminated by either party upon 60 days written notice prior to its anniversary/expiration date or if terminated pursuant to certain events or for cause.

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During the term of the agreement, the Consultant will earn an annual cash fee of $450,000 (the “Cash Fee”), subject to annual increases at the discretion of the Company’s board. The Cash Fee shall increase ten percent (10%) for every $35,000,000 of revenue growth, calculated based on the Company’s fiscal year. The Consultant shall be eligible for the first such increase when annual revenues total at least $105,000,000. The Consultant is also eligible for bonus consideration based on certain predetermined annual performance targets (“Annual Performance Targets”). If the Company’s performance meets, but does not exceed, the Annual Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year. If the Company’s performance exceeds the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year, plus an additional 1% of such annualized rate for each 1% by which the Company’s performance exceeds the Annualized Performance Targets for such fiscal year. If the Company’s performance fails to meet the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year, less 2% of such annualized rate for each 1% by which the Company’s performance failed to meet the Annualized Performance Targets for such fiscal year, provided, however, that Consultant shall not be eligible for any bonus for a given fiscal year in which the Company’s performance was less than or equal to 70% of the Annualized Performance Targets for such fiscal year.

The Consultant initially received an option to purchase up to 1,036,104 shares of the Company’s common stock at an exercise price per share of $1.50 (the “Initial Nedivi Option”). The Initial Nedivi Option became exercisable annually in five equal installments on each of the first five anniversaries of the approval of the issuance of the Initial Nedivi Option. In November 2014, that option was cancelled and replaced with an option, issued directly to Mr. Nedivi, to purchase 5,015,891 shares of the Company’s common stock at an exercise price per share of $0.09 (the “Nedivi Option”), subject to the effectiveness of the adoption of the Plan and the Amendment. The Nedivi Option shall be subject to vesting over four years from the date of grant, in four equal annual installments commencing on the first anniversary of the date of grant with the final installment occurring on the fourth anniversary of the date of grant, provided that the Nedivi Option shall not vest until the Company’s senior debt and junior debt have both been re-financed such that the total cost of new money shall not exceed 25% per annum including cash and PIK interest and the cost of warrants (unless such threshold is subsequently increased by the Board). Additionally, the Nedivi Option shall vest in full upon the sale of the Company for at least $35 million of enterprise value. If neither a qualified refinancing nor a qualified sale of the Company, as described above, occurs then no portion of the Nedivi Option shall vest.

In the event Consultant’s engagement is terminated by the Company without Cause or by non-renewal, or by Consultant pursuant for Good Reason, in addition to the amounts accrued to him, Consultant is entitled to receive an amount equal to the Cash Fee in effect immediately prior to the Termination Date for a six-month period, subject to Consultant and Mr. Nedivi each signing a release of claims in favor the Company and its affiliates.

During the term of the services agreement and for a period of two years thereafter (subject to certain adjustments set forth in the services agreement) Consultant and Mr. Nedivi are subject to confidentiality, non-solicitation and non-competition, non-interference and non-disparagement provisions. Pursuant to the services agreement, Mr. Nedivi will devote all of his business time (subject to certain limited exceptions) to providing services to the Company.

Pursuant to the services agreement, subject to limitations imposed by law, the Company and CTI shall indemnify and hold harmless Consultant and Mr. Nedivi to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which Consultant and/or Mr. Nedivi was or is a party or is threatened to be made a party by reason of the fact that Consultant and/or Mr. Nedivi is or was an officer, employee or agent of a member of the Company or any Company subsidiary, or by reason of anything done or not done by Consultant and/or Mr. Nedivi in any such capacity or capacities, provided that Consultant and/or Mr. Nedivi, as applicable, acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner it or he reasonably believed to be in or not opposed to the best interests of the Company or any Company subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe it or his conduct was unlawful.

Dale Baker Mr. Baker’s employment agreement, effective September 10, 2012, provides that Mr. Baker will be employed as CTI’s Chief Operating Officer. The contract has an initial term of three years and shall continue for successive one-year periods unless terminated by either party upon 30 days written notice prior to the anniversary/expiration date or terminated pursuant to certain events or for cause. Mr. Baker receives an annual base salary of $350,000, subject to annual adjustments at the sole discretion of the board of directors. The base salary shall increase ten percent (10%) for every $35,000,000 of revenue growth, calculated based on the Company’s fiscal year. Mr. Baker shall be eligible for the first such increase when annual revenues total at least $105,000,000. Annually, Mr. Baker is entitled to a cash bonus of up to 90% of annual base salary based on the achievement of certain performance targets, all determined by the board of directors. If Mr. Baker voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination. If terminated without cause during his initial term, Mr. Baker is entitled to severance of an amount equal to six months of his annual base salary.

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Mr. Baker also received an initial option to purchase up to 350,000 shares of the Company’s common stock at an exercise price per share of $1.50 (the “Initial Baker Option”). The Initial Baker Option became exercisable annually in five equal installments on each of the first five anniversaries of the approval of the issuance of the Initial Baker Option. In November 2014, the Initial Baker Option was cancelled and replaced with an option to purchase 1,504,767 shares of the Company’s common stock at an exercise price per share of $0.09 (the “Baker Option”), subject to the effectiveness of the adoption of the Plan and the Amendment. The Baker Option shall be subject to vesting over four years from the date of grant, in four equal annual installments commencing on the first anniversary of the date of grant with the final installment occurring on the fourth anniversary of the date of grant, provided that the Baker Option shall not vest until the Company’s senior debt and junior debt have both been re-financed such that the total cost of new money shall not exceed 25% per annum including cash and PIK interest and the cost of warrants (unless such threshold is subsequently increased by the Board). Additionally, the Baker Option shall vest in full upon the sale of the Company for at least $35 million of enterprise value. If neither a qualified refinancing or a qualified sale of the Company, as described above, occurs then no portion of the Baker Option shall vest.

Michael Bielonko Mr. Bielonko’s employment agreement, effective October 10, 2013, provides that Mr. Bielonko will be employed as CTI’s Chief Financial Officer. The contract has an initial term expiring on December 31, 2014 unless extended in writing by the mutual agreement of the parties or unless terminated by either party upon 30 days written notice prior to the anniversary/expiration date or terminated pursuant to certain events or for cause. Mr. Bielonko receives an annual base salary of $187,000. Mr. Bielonko is entitled to a minimum cash bonus of at least $100,000, payable in 2015, for successfully fulfilling conditions in his agreement. If Mr. Bielonko is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination. If terminated without cause during his initial term or he voluntarily resigns, Mr. Bielonko is entitled to severance of an amount equal to six months of his annual base salary. If Mr. Bielonko is terminated without cause pursuant to a change in control, he is entitled to receive an amount equal to six months of his annual base salary in addition to his other severance benefits. As of December 31, 2014, the employment agreement effective October 10, 2013 expired; Mr. Bielonko continues to serve as the CFO on an agreed upon day-to-day basis until such time as he is replaced or a new agreement is entered into.

Employee Benefits Plans

Pension Benefits

We do not sponsor any qualified or non-qualified pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. We sponsor a tax qualified defined contribution 401(k) plan in which employees of CTI who have reached the age of 18 are eligible for participation after completing the earlier of (i) three consecutive months of service or (ii) one year of service may participate.

Severance Arrangements

Assuming the employment of our named executive officers were to be terminated without cause, each as of December 31, 2014, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

	Cash Severance
	No Change in Control	Change in Control
Zivi Nedivi	$225,000	$225,000
Dale Baker	$175,000	$175,000
Michael Bielonko	$93,500	$187,000

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We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by death or disability, other than the payment of accrued but unpaid annual salary and bonus, if any, and reimbursement of accrued but unpaid business expenses.

Summary Compensation Table

The following table shows information concerning the annual compensation in 2014 and 2013 for services provided to us by each person who served as our Chief Executive Officer during 2014 and our two other executive officers during 2014.

Name and Principal Position	Year	Salary ($)	Earned Bonus ($)		Option Awards ($) (1)	All Other Compensation ($)	Total Compensation ($)
Zivi Nedivi,	2014	431,250	—		0	—	431,250
President & CEO	2013	450,000	—		—	—	450,000

Dale Baker,	2014	342,613	—		0	774	343,387
COO	2013	355,467	—		—	—	355,467

Michael Bielonko,	2014	187,000	100,000	(2)	—	14,496	299,701
CFO & Secretary	2013	187,000	100,000	(2)	—	12,701	301,496

(1)	The amounts in this column reflect the aggregate full grant date fair value of each award computed in accordance with ASC Topic 718, Compensation-Stock Compensation. This is not necessarily representative of the value received. The executive officers can only realize value from stock options if the market price of Cyalume stock increases above the exercise price of the options. Due to the contingent nature of the options awarded in 2014, the fair value is zero as of this date.

(2)	Represents a stay bonus paid pursuant to the terms of Mr. Bielonko’s employment agreement.

Equity Compensation Awards

On November 21, 2014, the Compensation Committee of the Board of Directors authorized 5,015,891 stock options to Zivi Nedivi, 1,504,767 stock options to Dale Baker and 324,729 stock options to Michael Bielonko, in each case subject to the effectiveness of the adoption of the Plan and the Amendment.

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Outstanding Equity Awards at December 31, 2014

	Option Awards						Stock Awards
	Equity Incentive Plan Awards:						Equity Incentive Plan Awards:

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($) (1)	Number of unearned shares that have not vested (#)	Market or payout value of unearned shares that have not vested ($)
Zivi	—	5,015,891	—	(1)	$0.09	11/21/2024	—	—	—	—
Nedivi

Dale	—	1,504,767	—	(2)	$0.09	11/21/2024	—	—	—	—
Baker

Michael	4,950	19,799	—	(3)	$1.66	1/7/2023	—	—	—	—
Bielonko	—	324,749	—	(4)	$0.09	11/21/2024	—	—	—	—

(1)	These options were granted on November 21, 2014, subject to the effectiveness of the adoption of the Plan and the Amendment, and vest in the following increments: 1,253,973 on 11/21/2015, 2016 and 2017 and 1,253,972 on 11/21/2018.
(2)	These options were granted on November 21, 2014, subject to the effectiveness of the adoption of the Plan and the Amendment, and vest in the following increments: 376,192 on 11/21/2015, 2016 and 2017 and 376,191 on 11/21/2018.
(3)	These options vest in the following increments: 4,950 on 1/1/2014, 2015, 2016 and 2017 and 4,949 on 1/1/2018.
(4)	These options were granted on November 21, 2014, subject to the effectiveness of the adoption of the Plan and the Amendment, and vest in the following increments: 81,187 on 11/21/2015, 2016 and 2017 and 81,188 on 11/21/2018.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2014, certain information as to the equity compensation plan of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	1,596,333	$2.72	(2)	1,053,667
Equity compensation plans not approved by security holders (3)	2,676,582	$0.09		7,323,418
Total	4,272,915	$1.07		8,377,085

(1) This plan is the Company’s Amended 2009 Omnibus Securities and Incentive Plan.

(2) Weighted Average exercise price of outstanding options; excludes restricted stock.

(3) This is the Company’s 2014 Equity Incentive Plan.

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Director Compensation

Our director compensation policy for 2014 was to provide each , non-employee director with an option award of 20,000 shares of common stock plus an additional amount as determined by the Compensation Committee of the Board on an individual basis based on an evaluation of a director’s contribution, giving recognition to chairing the Board or various committees. The following options were awarded in 2014: Winston Churchill: 57,500; Yaron Eitan: 97,500; Jason Epstein: 57,500; Andrew Intrater: 50,000; John G. Meyer, Jr.: 165,000; Thomas G. Rebar: 137,500; Ji Ham: 20,000; James Schleck: 20,000 and Michael Barry: 20,000.There were no stock awards made in 2014.No compensation was paid to non-employee directors. All directors are reimbursed for travel and other expenses directly related to activities as directors.

The following table provides compensation information for our non-employee directors for 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)	Total Number of Option Awards Outstanding at December 31, 2014 (#)
Winston Churchill(2)	—	—	-	-	95,000

Yaron Eitan	—	—	-	-	135,000

Jason Epstein	—	—	-	-	95,000

Andrew Intrater	—	—	-	-	80,000

John G. Meyer, Jr.	—	—	-	-	270,000

Thomas G. Rebar	—	—	-	-	175,000

Michael Barry (3)	—	—	-	-	20,000

James Schleck	—	—	-	-	20,000

Ji Ham	—	—	—	—	20,000

(1)	The amounts reflect the amounts recognized in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 20 to our audited financial statements for the year ended December 31, 2013 included in our annual report on Form 10-K for the year ended December 31, 2013.
(2)	On August 6, 2014, Mr. Winston Churchill resigned from the Board of Directors.
(3)	On July 30, 2014, Mr. Michael Barry joined the Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information as to the stock ownership of (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s current directors and those nominees standing for election, (iii) each of the Company’s executive officers, and (iv) the Company’s executive officers and directors as a group. Except otherwise set forth in the notes to the table, the business address of each stockholder is c/o the Company, 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316. Information provided as to 5% stockholders other than our employees or management is based solely on forms 13D or 13G filed with the Securities and Exchange Commission and subsequent issuances by the Company.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of convertible preferred stock, options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 21,400,244 shares outstanding as of the Record Date.

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Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Common Stock
Ji Ham (2)	0	0

Yaron Eitan (3)	1,134,832	5.3%

Jason Epstein (4)	37,500	*

Andrew Intrater (5)	55,277,485	75.8%

John G. Meyer, Jr. (6)	105,915	*

Zivi Nedivi (7)	0	0%

Thomas G. Rebar (8)	212,637	*

James Schleck (9)	14,568,695	40.5%

Michael Barry (10)	14,106,693	39.7%

Dale Baker(11)	0	0%

Michael Bielonko (12)	91,781	*

Cova Small Cap Holdings, LLC (4)(5)(13)	21,779,839	55.2%

Kline Hawkes Pacific Advisors, LLC (14)	2,273,434	10.6%

US VC Partners, L.P.(15)	33,467,646	61.0%

All Directors and Executive Officers as a group (11 persons)	81,981,850	83.3%

*	Less than 1%.
(1)	The business address of each of our current officers and directors is910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316.

(2)	Excludes shares beneficially owned by US VC Partners, LP (“US VC”), as described in footnote (15). Mr. Ham was appointed to the Board pursuant to the rights granted to US VC under the terms of the Certificate of Designations of the Company’s Series A Convertible Preferred Stock, in connection with US VC’s equity investment in the Company consummated on November 19, 2013. Mr. Ham disclaims beneficial ownership of the shares held by US VC.

(3)	Based on information filed by Yaron Eitan from time to time with the Securities and Exchange Commission. Consists of (i) 608,999 shares of common stock held directly, (ii) options to purchase 37,500 shares of common stock held directly, (iii) 483,333 shares of common stock held by Selway Capital, LLC, Mr. Eitan is the Manager of Selway Capital, LLC and (iv) 5,000 shares of common stock held by Mr. Eitan’s child.

(4)	Excludes shares beneficially owned by Cova Small Cap Holdings, LLC (“Cova”), as described in footnote (13). Mr. Epstein directly holds an option to purchase 37,500 shares of our Common Stock; however, pursuant to a privately negotiated agreement with Cova, Mr. Epstein has agreed to transfer ownership of all common stock underlying the stock option to Cova upon exercise of the stock option. Cova is an affiliate of Renova U.S. Management LLC, in which Mr. Epstein serves as a Manager and participates in a profit sharing plan. Mr. Epstein disclaims beneficial ownership of the shares held by Cova.

(5)	Includes shares beneficially owned by Cova, as described in footnote (13), and shares beneficially owned by US VC, as described in footnote (15). Also includes a stock option to purchase 30,000 shares of common stock held of record by Mr. Intrater. Mr. Intrater, as chief executive officer of Cova, may be deemed to beneficially own the securities held by Cova. Mr. Intrater is also the Special Managing Member of US VC Partners Management, LLC, which manages US VC Partners GP, LLC (“GP”), the sole general partner of US VC and, therefore, may be deemed to beneficially own the securities held by US VC. Mr. Intrater disclaims beneficial ownership over the securities held by Cova and US VC, except to the extent of his pecuniary interest therein, if any.

(6)	Consists of options to purchase shares of common stock.

(7)	Gives effect to the cancellation of the Initial Nedivi Option, and does not include shares issuable pursuant to the terms of the Nedivi Option, which are subject to the effectiveness of the adoption of the Plan and the Amendment.

(8)	Consists of: (i) options to purchase 37,500 shares of common stock and (ii) 175,137 shares of common stock.

(9)	Based on information contained in a Schedule 13D/A filed on August 14, 2014, by James Schleck, JFC Technologies, LLC and Bayonet Capital Fund I, LLP. Consists of: (i) 250 shares of common stock held directly by Mr. Schleck; (ii) options to purchase 200,000 shares held by Mr. Schleck that are currently exercisable; (iii) 3,478,943 shares of common stock owned by JFC Technologies, LLC (“JFC”); (iv) 7,318,187 shares of common stock that are issuable to JFC upon the conversion, at the option of JFC, of up to $1 million of the principal amount of a promissory note issued by the Company to JFC, into that number of shares of Series A Preferred Stock equal to the portion of the principal amount being converted divided by the conversion price of $32.50 per share (subject to adjustment based on certain changes in capitalization affecting the Series A Preferred Stock, but currently 30,769 shares of Series A Preferred Stock); and (v) 3,571,315 shares of common stock issuable upon the conversion of 100 shares of Series B Preferred Stock owned by Bayonet Capital Fund I, LLC (“Bayonet”). Mr. Schleck is the Chief Executive Officer of JFC and Bayonet and, as such, may be deemed to beneficially own the securities held by them. Mr. Schleck disclaims beneficial ownership over the securities held by JFC and Bayonet, except to the extent of his pecuniary interest therein, if any.

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(10)	Based on information contained in a Form 3 filed on August 7, 2014, by Michael Barry. Consists of shares of common stock issuable upon the conversion of 395 shares of Series B Preferred Stock owned by the Michael G. Barry Irrevocable Trust of 2006, a trust for the benefit of Mr. Barry and Mr. Barry’s children. Mr. Barry’s spouse is trustee of the trust. Mr. Barry disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(11)	Gives effect to the cancellation of the Initial Baker Option, and does not include shares issuable pursuant to the terms of the Baker Option, which are subject to the effectiveness of the adoption of the Plan and the Amendment.

(12)	Consists of: (i) 86,831 shares of common stock and (ii) options to purchase 24,749 shares of common stock.

(13)	Based on information contained in a Schedule 13D/A filed on August 19, 2014, by Cova, Andrew Intrater, Renova US Holdings Ltd, Columbus Nova Investments IV Ltd, CN Special Opportunity Fund Ltd. and CN Credit Opportunities Fund 2007-1 Ltd. Consists of 3,744,700 shares of common stock and 18,035,139 shares of common stock issuable upon the conversion of 505 shares of Series B Preferred Stock. Cova’s business address is 900 Third Avenue, 19th Floor, New York, NY 10022.

(14)	Based on information contained in a Schedule 13D/A filed on January 22, 2009. Kline Hawkes’ business address is 11726 San Vicente Blvd., Suite 300, Los Angeles, CA 90049.

(15)	Based on information contained in a Schedule 13D/A filed on August 19, 2014, by US VC, US VC Partners Management, LLC and Andrew Intrater. Consists of shares of common stock issuable upon the conversion of 123,077 shares of Series A Preferred Stock. US VC has a number of officers in common with Cova. US VC’s business address is 900 Third Avenue, 19th Floor, New York, NY 10022.

ADDITIONAL INFORMATION

We are subject to the information of the Exchange Act and, in accordance with the requirements of the Exchange Act, file reports and other information with the Securities and Exchange Commission (the “SEC”). Copies of these reports and other information may be viewed at the SEC’s website at www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us. The distribution will be made by mail.

By Order of the Board of Directors

Zivi Nedivi
Chief Executive Officer

January , 2015

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Exhibit A

CERTIFICATE OF AMENDMENT
OF
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYALUME TECHNOLOGIES HOLDINGS, INC.

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, Cyalume Technologies Holdings, Inc. (the “Corporation”) does hereby certify as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 19, 2008 (the “Certificate of Incorporation”) as further amended on July 9, 2013.

2. The introductory paragraph of Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 151,000,000, of which 150,000,000 shares shall be common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares shall be preferred stock, par value of $0.001 per share (“Preferred Stock”).”

3. This amendment to the Certificate of Incorporation, as amended, was adopted and declared advisable by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law by unanimous written consent. The stockholders of the Corporation approved this amendment to the Certificate of Incorporation, as amended, by written consent pursuant to Section 228 of the Delaware General Corporation Code.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

The undersigned, being the Chief Executive Officer of the Corporation, has executed this Certificate of Amendment on behalf of the Corporation as of this ___ day of __________, 2015.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:
Name:	Zivi R. Nedivi
Title:	Chief Executive Officer

Exhibit B

CYALUME TECHNOLOGIES HOLDINGS, INC.

2014 EQUITY INCENTIVE PLAN

[PLAN TO BE INSERTED BY PRINTER]

Exhibit C

CYALUME TECHNOLOGIES HOLDINGS, INC.

NOTICE PURSUANT TO SECTION 228

OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

January , 2015

To the Stockholders of Cyalume Technologies Holdings, Inc.:

The purpose of this letter is to notify you that certain actions have been taken by written consent of the stockholders of Cyalume Technologies Holdings, Inc. (the “Company”) pursuant to Section 228 of the Delaware General Corporation Law. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholders meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing.

Accordingly, this letter constitutes notice that, by written consent dated January 7, 2015, the stockholders of the Company, as of the record date of January 7, 2015, who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders authorized the following actions:

1. An amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 150,000,000 shares; and

2. The adoption of the Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan.

Sincerely,

Zivi Nedivi

Chief Executive Officer